Exhibit 99.2

Teradyne, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 5, 2011, Teradyne completed its acquisition of LitePoint Corporation (“LitePoint”) located in Sunnyvale, California, for approximately $510 million, net of LitePoint’s cash and tax benefits as defined in the merger agreement, and up to $70 million, payable in cash or Teradyne’s common stock at Teradyne’s election, upon achievement of certain revenue-based performance targets through 2012. The acquisition was completed by acquiring all of the outstanding common and preferred stock of LitePoint. For the purpose of these unaudited pro forma condensed combined financial statements, the acquisition is assumed to have occurred as of January 1, 2010 with respect to the unaudited pro forma condensed combined statements of operations and as of July 3, 2011 with respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined statement of operations for the six months ended July 3, 2011 has been derived from:

•	the unaudited historical condensed consolidated statement of operations of Teradyne for the six months ended July 3, 2011

•	the unaudited historical consolidated statement of income of LitePoint for the six months ended June 30, 2011

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 has been derived from:

•	the audited historical consolidated statement of operations of Teradyne for the year ended December 31, 2010

•	the audited historical consolidated statement of income of LitePoint for the year ended December 31, 2010

The unaudited pro forma condensed combined balance sheet as of July 3, 2011 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Teradyne as of July 3, 2011

•	the unaudited historical consolidated balance sheet of LitePoint as of June 30, 2011

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the acquisition, the actual amounts recorded for the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value, with the excess purchase price over net tangible and identifiable intangible assets acquired being allocated to goodwill. Definitive allocations will be performed and finalized in the first quarter of fiscal 2012. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transaction. The nonrecurring charges resulting from the acquisition transaction include fair value of acquired inventory and deferred revenue, and investment advisory and legal costs.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Teradyne that would have been reported had the acquisition and cash payment been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Teradyne. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma statements of operations do not reflect any operating efficiencies and cost savings that Teradyne may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Teradyne and LitePoint included in the respective Teradyne annual report on Form 10-K and the Teradyne quarterly report on Form 10-Q and the attached LitePoint financial statements in Exhibit 99.1.

Teradyne, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 3, 2011

(in thousands)

	July 3, 2011 Teradyne Historical	June 30, 2011 LitePoint Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$455,398	$11,384	$(87,233	) A	$379,549
Marketable securities	453,942	28,370	(250,000	) A	232,312
Accounts receivable, net	207,823	30,264	—		238,087
Inventories
Parts	90,964	772	—		91,736
Assemblies in process	21,039	—	—		21,039
Finished goods	29,515	6,772	12,700	B	48,987

Net inventories	141,518	7,544	12,700		161,762
Deferred tax assets	22,801	2,059	—		24,860
Prepayments and other current assets	61,946	3,536	—		65,482

Total current assets	1,343,428	83,157	(324,533)		1,102,052
Property, plant and equipment, at cost	795,778	7,309	—		803,087
Less: accumulated depreciation	562,346	3,672	—		566,018

Net property, plant and equipment	233,432	3,637	—		237,069
Marketable securities	281,978	1,000	(240,000	) A	42,978
Goodwill	—	—	254,218	C	254,218
Intangible assets, net	108,357	—	310,500	C	418,857
Other assets	16,644	305	—		16,949
Retirement plan assets	14,456	—	—		14,456

Total assets	$1,998,295	$88,099	$185		$2,086,579

LIABILITIES
Current liabilities:
Accounts payable	$106,993	$5,093	$—		$112,086
Accrued employees’ compensation and withholdings	75,018	3,963	—		78,981
Deferred revenue and customer advances	98,723	5,252	(4,412	) D	99,563
Other accrued liabilities	59,889	4,840	—		64,729
Accrued income taxes	9,888	—	—		9,888
Contingent acquisition payments	—	—	68,892	E	68,892
Current debt	2,475	—	—		2,475

Total current liabilities	352,986	19,148	64,480		436,614
Long-term deferred revenue and customer advances	50,064	8,469	(7,029	) D	51,504
Retirement plan liabilities	77,154	—	—		77,154
Deferred tax liabilities	9,973	352	1,707	F	12,032
Long-term other accrued liabilities	19,359	21	—		19,380
Long-term debt	154,821	—	—		154,821
Income taxes payable	—	1,193			1,193

Total liabilities	664,357	29,183	59,158		752,698

SHAREHOLDERS’ EQUITY
Common stock	23,250	153	(153	) G	23,250
Series A convertible preferred stock	—	11	(11	) G	—
Additional paid-in capital	1,292,727	6,520	(2,048	) G	1,297,199
Accumulated other comprehensive loss	(124,094)	(4)	4	G	(124,094)
Retained earnings	142,055	52,236	(56,765	) G	137,526

Total shareholders’ equity	1,333,938	58,916	(58,973)		1,333,881

Total liabilities and shareholders’ equity	$1,998,295	$88,099	$185		$2,086,579

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Teradyne, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2010

(In thousands, except per share data)

	Teradyne Historical For the Year Ended December 31, 2010	LitePoint Historical For the Year Ended December 31, 2010	Diagnostic Solutions Pro Forma Adjustments (Note 2)	LitePoint Pro Forma Adjustments		Pro Forma Combined
Net revenues:
Products	$1,349,257	$83,624	$(18,316)	$—		$1,414,565
Services	259,393	2,368	(24,173)	—		237,588

Total net revenues	1,608,650	85,992	(42,489)	—		1,652,153
Cost of revenues:
Cost of products	602,330	21,679	(10,822)	156	H	613,343
Cost of services	133,571	474	(14,884)	—		119,161

Total cost of revenues	735,901	22,153	(25,706)	156		732,504

Gross profit	872,749	63,839	(16,783)	(156)		919,649
Operating expenses:
Engineering and development	197,022	15,711	(4,005)	6,331	H	215,059
Selling and administrative	230,101	17,834	(3,127)	1,617	H	246,425
Acquired intangible asset amortization	29,251	—	—	47,776	I	77,027
Restructuring and other, net	2,907	—	(3,724)	—		(817)

Total operating expenses	459,281	33,545	(10,856)	55,724		537,694

Income from operations	413,468	30,294	(5,927)	(55,880)		381,955
Interest income	8,104	18	(340)	(2,309	) J	5,473
Interest expense and other	(27,060)	7	706	—		(26,347)

Income from continuing operations before income taxes	394,512	30,319	(5,561)	(58,189)		361,081
Provision (benefit) for income taxes	14,782	10,489	(138)	(46	) K	25,087

Income from continuing operations	$379,730	$19,830	$(5,423)	$(58,143)		$335,994

EARNINGS PER SHARE INFORMATION:
Income from continuing operations per common share:
Basic	$2.11					$1.87
Diluted	$1.73					$1.54
Weighted average common shares (in 000s):
Basic	179,924					179,924
Diluted	226,807			545	L	227,352

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Teradyne, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended July 3, 2011

(In thousands, except per share data)

	Teradyne Historical For the Six Months July 3, 2011	LitePoint Historical For the Six Months June 30, 2011	LitePoint Pro Forma Adjustments		Pro Forma Combined
Net revenues:
Products	$657,035	$53,998	$—		$711,033
Services	130,645	2,550	—		133,195

Total net revenues	787,680	56,548	—		844,228
Cost of revenues:
Cost of products	313,358	11,861	223	H	325,442
Cost of services	66,827	510	—		67,337

Total cost of revenues	380,185	12,371	223		392,779

Gross profit	407,495	44,177	(223)		451,449
Operating expenses:
Engineering and development	95,370	10,204	1,362	H	106,936
Selling and administrative	115,710	11,817	1,661	H	129,188
Acquired intangible asset amortization	14,582	—	23,888	I	38,470
Restructuring and other, net	1,692	—	—		1,692

Total operating expenses	227,354	22,021	26,911		276,286

Income from operations	180,141	22,156	(27,134)		175,163
Interest income	2,690	33	(1,154	) J	1,569
Interest expense and other	(11,492)	33	—		(11,459)

Income from continuing operations before income taxes	171,339	22,222	(28,288)		165,273
Provision (benefit) for income taxes	13,325	7,400	(23	) K	20,702

Income from continuing operations	$158,014	$14,822	$(28,265)		$144,571

EARNINGS PER SHARE INFORMATION:
Income from continuing operations per common share:
Basic	$0.85				$0.78
Diluted	$0.68				$0.62
Weighted average common shares (in 000s):
Basic	185,044				185,044
Diluted	231,266		1,636	L	232,902

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Teradyne, Inc. (“Teradyne”) and LitePoint Corporation (“LitePoint”) after giving effect to Teradyne’s acquisition of LitePoint, divestiture of Diagnostic Solutions and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Teradyne acquired all of the outstanding common and preferred stock of LitePoint on October 5, 2011.

For the purpose of these unaudited pro forma condensed combined financial statements, the acquisition is assumed to have occurred as of January 1, 2010 with respect to the unaudited pro forma condensed combined statements of operations and as of July 3, 2011 with respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined statement of operations for the six months ended July 3, 2011 has been derived from:

•	the unaudited historical condensed consolidated statement of operations of Teradyne for the six months ended July 3, 2011

•	the unaudited historical consolidated statement of income of LitePoint for the six months ended June 30, 2011

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 has been derived from:

•	the audited historical consolidated statement of operations of Teradyne for the year ended December 31, 2010

•	the audited historical consolidated statement of income of LitePoint for the year ended December 31, 2010

The unaudited pro forma condensed combined balance sheet as of July 3, 2011 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Teradyne as of July 3, 2011

•	the unaudited historical consolidated balance sheet of LitePoint as of June 30, 2011

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the LitePoint acquisition, the actual amounts recorded for the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management’s preliminary estimates of fair value, with the excess purchase price over net tangible and identifiable intangible assets acquired being allocated to goodwill. Definitive allocations will be performed and finalized in the first quarter of fiscal 2012. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transaction. The nonrecurring charges resulting from the acquisition transaction include fair value of acquired inventory and deferred revenue, and investment advisory and legal costs.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Teradyne that would have been reported had the acquisitions and cash payments been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Teradyne. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma statements of operations do not reflect any operating efficiencies and cost savings that Teradyne may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Teradyne and LitePoint included in the respective Teradyne annual report on Form 10-K and the Teradyne quarterly report on Form 10-Q and attached LitePoint financial statements in Exhibit 99.1.

2. DIAGNOSTIC SOLUTIONS DIVESTITURE

On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit, which was included in the Systems Test Group segment, to SPX Corporation for $40.2 million in cash. Teradyne sold this business as its growth potential as a stand-alone business was significantly less than if it was part of a larger automotive supplier. The results of Diagnostic Solutions were classified as discontinued operations and the historical results of Diagnostic Solutions for the year ended December 31, 2010 are removed with pro forma adjustments.

3. LITEPOINT ACQUISITION

On October 5, 2011, Teradyne completed its acquisition of LitePoint for approximately $510 million, net of LitePoint’s cash and tax benefits as defined in the merger agreement, and up to $70 million, payable in cash or Teradyne’s common stock at Teradyne’s election, upon achievement of certain revenue-based performance targets through 2012. LitePoint designs, develops, and supports advanced wireless test solutions for the development and manufacturing of wireless devices, including smart phones, tablets, notebooks/laptops, personal computer peripherals, and other Wi-Fi enabled devices.

This acquisition has been accounted for as a business combination using purchase accounting. The total purchase price of $646.1 million was comprised of (in thousands):

Cash paid to acquire the outstanding common and preferred stock of LitePoint	$572,702
Fair value of LitePoint vested options assumed	4,472
Fair value of contingent consideration	68,892

Total purchase price	$646,066

The fair value of stock options was estimated using the following weighted average assumptions:

Expected life	6.2 years
Expected volatility	49.1%
Risk-free interest rate	1.3%
Dividend yield	0.0%

Preliminary Purchase Price Allocation

The preliminary allocation of the total LitePoint purchase price to all tangible and intangible assets acquired and liabilities assumed was based on their estimated fair value as of October 5, 2011. Adjustments to these estimates will be included in the final allocation of the purchase price of LitePoint, which changes could be material. The purchase price allocation is preliminary pending the final determination of the fair value of certain assumed assets and liabilities. Teradyne expects to finalize the purchase price allocation in the first quarter of fiscal 2012. Accordingly, investors should not place undue reliance on these estimates. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The total purchase price of $646.1 million has been allocated as follows (in thousands):

Goodwill	$219,246
Other intangible assets	310,500
Tangible assets acquired and liabilities assumed:
Cash, cash equivalents and short-term marketable securities	61,250
Other current assets	73,563
Non-current assets	5,150
Accounts payable and current liabilities	(21,408)
Other long-term liabilities	(2,235)

Total preliminary purchase price	$646,066

Other intangible assets

Teradyne has estimated the fair value of other intangible assets using the income and cost approaches to value these identifiable intangible assets which are subject to amortization. These estimates are based on a preliminary valuation and are subject to change, which changes could be material. Acquired intangible assets, other than goodwill, will be amortized on a straight-line basis over their estimated useful lives. The following table sets forth the components of these other intangible assets and their estimated useful lives at October 5, 2011 (in thousands):

	Preliminary Fair Value	Estimated Useful Life (in years)
Developed technology	$237,100	6.40
Customer relationships	53,700	7.00
Trademarks/Tradename	19,000	7.00
Customer backlog	700	0.25

Total intangible assets	$310,500	6.50

Tangible assets and liabilities

Tangible assets were recorded at their respective carrying amounts, which approximates fair value, except for inventory. Teradyne increased LitePoint’s historical net carrying amount of certain inventory by $18.3 million to reflect its estimated fair value as of October 5, 2011.

Liabilities assumed have been recorded at their respective carrying amounts, which approximates fair value and the amount expected to be paid, except for deferred revenue. Deferred revenue has been reduced by $16.8 million to reflect its estimated fair value of $3.4 million as of October 5, 2011.

4. HISTORICAL INFORMATION

LitePoint’s historical financial statements for the six months ended June 30, 2011 and for the year ended December 31, 2010 are derived from LitePoint’s historical financial statements. Certain reclassifications have been made to these financial statements to conform to the presentation used in Teradyne’s historical financial statements. Such reclassifications had no effect on LitePoint’s previously reported income from continuing operations.

5. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations for the six months ended July 3, 2011 and the year ended December 31, 2010 and the unaudited pro forma condensed combined balance sheet as of July 3, 2011:

A. To give effect to cash payments of $572.7 million to acquire the shares of LitePoint and pay Teradyne’s acquisition-related transaction costs of $4.5 million.

B. To increase the historical carrying value of LitePoint inventories to the estimated selling prices less the cost of disposal and selling effort, including an appropriate return on sales effort.

C. To record preliminary purchase price allocation to goodwill and intangible assets as though the LitePoint acquisition had occurred on the balance sheet date. The pro forma adjustment for goodwill differs from the amount shown in Note 3 as the result of different tangible net asset balances as of July 3, 2011 (the date of the unaudited pro forma condensed combined balance sheet) and October 5, 2011 (the date of the acquisition).

D. To record fair value adjustment to LitePoint’s deferred revenue.

E. To record estimated fair value of contingent consideration.

F. To record deferred tax liabilities related to acquired intangible assets net of a $113.2 million reduction in Teradyne’s valuation allowance, recorded as a result of the acquisition.

G. To record the following adjustments to shareholders’ equity (in thousands):

To record the fair value of LitePoint’s vested options assumed in the acquisition	$4,472
To expense acquisition costs	(4,529)
To eliminate LitePoint’s historical shareholders’ equity	(58,916)

Total adjustments to shareholders’ equity	$(58,973)

H. Adjustment to stock based compensation for the effect of Teradyne assuming LitePoint’s unvested stock options.

I. To record amortization of intangible assets acquired.

J. To record forgone interest income resulting from cash utilized in connection with the LitePoint acquisition, based on actual cash paid for the acquisition and acquisition costs, and the historical interest rate (0.4%) earned on Teradyne’s cash, cash equivalents and marketable securities.

K. To record tax effects associated with the pro forma adjustments recorded in the condensed combined statements of operations on the reduction of interest income.

L. Adjustment to give effect to the impact of assumed LitePoint stock options as they would have been dilutive.

6. NONRECURRING CHARGES

The pro forma condensed combined statements of operations for the six months ended July 3, 2011 and the year ended December 31, 2010 do not reflect the impact on cost of revenues of $18.3 million to reflect LitePoint’s acquired inventory at fair value, the impact to reflect LitePoint’s acquired deferred revenue at fair value or the impact on selling and administrative expenses of investment advisory and legal costs of $4.5 million incurred by Teradyne as a direct result of the acquisition. Under SEC rules and regulations relating to pro forma financial statements, these amounts are considered to be nonrecurring charges and are excluded from the pro forma statements of operations.